EXHIBIT 10.4

                                October 4, 1996


Home State Holdings, Inc.
Three South Revmont Drive
Shrewsbury New Jersey 07702

Attention:   Mark Vaughn
             Acting President and
             Chief Executive Officer

          Re: Investment by Swiss Reinsurance America Company
          ("Swiss Re") and Reliance Insurance Company ("Reliance")
          ---------------------------------------------------------



Gentlemen:

         Reference is made to the Purchase Agreement dated as of October 3, 1994 among Home State Holdings, Inc. (the "Company") and the Purchasers named therein (as amended, the "Note Purchase Agreement"). Capitalized terms used herein which are defined in the Note Purchase Agreement shall have the same meanings herein as therein, unless defined or the context requires otherwise.

         1. Consent. The undersigned Holders of a majority of (i) the aggregate principal amount of the Notes outstanding, and (ii) the outstanding shares of Warrant Stock (as defined in the Registration Rights Agreement) hereby consent to (A) the execution, delivery and performance of the Securities Purchase Agreement of even date herewith among the Company, Swiss Re and Reliance (the "Securities Purchase Agreement") and each of the agreements and instruments contemplated thereby (including the Other Transaction Documents and the Securities (each as defined in the Securities Purchase Agreement)), and (B) the consummation of the transactions contemplated by each of the foregoing, including without limitation the issuance of the Preferred Shares and the Warrants (both, as defined in the Securities Purchase Agreement) and any subsequent exercise of Warrants. Without limiting the foregoing consent, the undersigned consent to the following:

   a) Restricted Payments. So long as no Event of Default, and no event which with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing, the declaration and payment of dividends upon the Preferred Shares in accordance with the Certificate of Designations (as defined in the Securities Purchase Agreement) shall not be deemed to violate or to be prohibited by Section 9.3 of the Note Purchase Agreement;

   b) Funded Indebtedness. The issuance and subsequent ownership of the Preferred Shares and the Warrants (and any exercise of such Warrants) shall not be deemed to violate the terms and provisions of Section 9.6 of the Note Purchase Agreement; and


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   c) Transaction with Affiliates. The agreements, including without limitation, the Other Transaction Documents, executed or to be executed in connection with, or contemplated by the Securities Purchase Agreement, to which the Company or any of its Subsidiaries, on the one hand, and Swiss Re or Reliance, on the other, are parties, and the performance by the respective parties of their obligations thereunder and the consummation of the transactions contemplated thereby shall not be deemed to violate or to be prohibited by Section 9.11 of the Note Purchase Agreement.

         The granting of the consents hereunder shall be limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Note Purchase Agreement or any other default which may occur or may have occurred under the Note Purchase Agreement. Notwithstanding anything to the contrary contained herein, the granting of the above consent shall not be deemed to be a consent by the Holders to any payment upon the redemption or repurchase of the Preferred Shares following the occurrence of a Redemption Event (as defined in the Certificate of Designations) or otherwise prior to the payment in full of the Notes and any consent requested with respect to any such payment may be withheld or granted by the Holders in their sole discretion.

         2. Amendment to Registration Rights Agreement. The undersigned Holders and the Company hereby amend the Registration Rights Agreement as follows:

   a) Additional Demand. Section 2(a) of the Registration Rights Agreement is hereby amended by inserting the phrase "on two separate occasions" before the words "the Holders" in the first sentence thereof. Section 2(b) of the Registration Rights Agreement is hereby amended by deleting the phrase "one time only" in the first sentence thereof and inserting in place thereof, "on two separate occasions". Any and all references in the Registration Rights Agreement to "the Demand Registration" or "a Demand Registration" shall be deemed to be a reference to one of the two separate requests that the Holders of majority of the shares of Warrant Stock may make pursuant to Section 2(a) of the Registration Rights Agreement, as amended

   b) Priority of Demands. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the rights of the Holders with respect to any requested Demand Registration pursuant to Section 2 of the Registration Rights Agreement shall be subject to the terms and provisions of Sections 2.1(b) and 2.5 of a Registration Rights Agreement dated on or about September 30, 1996 among the Company, Swiss Re and Reliance (the "1996 Registration Rights Agreement").

   c) Priority of Piggybacks. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the rights of the Holders with respect to any request to include Restricted Stock in a Piggyback Registration pursuant to


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      Section 3 of the Registration Rights Agreement shall be subject to the terms and provisions of Section 3.3 of the 1996 Registration Rights Agreement.

   d) Future Registrations Rights. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the rights of the Holders with respect to any future registration rights pursuant to Section 11 of the Registration Rights Agreement shall be subject to the terms and provisions of Sections 2.1(b), 2.5 and 3.3 of the 1996 Registration Rights Agreement.

         The amendment of the Registration Rights Agreement hereunder shall be limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Registration Rights Agreement or any other default which may occur or may have occurred under the Note Purchase Agreement.

         3. Certain Amendments. The Company agrees that it shall not permit the amendment of the 1996 Registration Rights Agreement or the Securities Purchase Agreement if such amendment would have a material adverse effect upon the rights of the Holders.

         4. No Defaults. The Company hereby represents and warrants that, after giving effect to this Letter Agreement and the transactions to be effected as of the Closing (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement, no Event of Default exists under the Note Purchase Agreement or any other related document.

         5. Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Please indicate your consent to and acknowledgment of the following in the spaces provided below.

                                              BAKER FENTRESS & COMPANY



                                              By_____________________________
                                                     Scott Smith
                                                     Executive Vice President


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Consented to and acknowledged as
of the date first above written


HOME STATE HOLDINGS, INC.



By__________________________
     Eric A. Reehl
     Assistant Secretary